                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 (No. 333-08853) of our reports, each dated February 27, 2004, relating to the financial statements of American Skandia Life Assurance Corporation, and of our report dated March 31, 2004, relating to the financial statements of American Skandia Life Assurance Corporation Variable Account B, which reports appear in such Statement of Additional
Information.  We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 15, 2004